UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 642-3700 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, InnerWorkings, Inc. (the “Company”) removed Christophe Delaune from his role as President of the Company’s French subsidiary in October 2013 due to poor performance. Mr. Delaune had served in such role since the Company’s acquisition in 2011 of Productions Graphics, a European business then owned by Mr. Delaune and an organization affiliated with Mr. Delaune (collectively, the “Seller”). As of December 31, 2013, the Company had paid to the Seller €5.8 million in fixed consideration and €7.1 million in contingent earn-out consideration.

As previously disclosed, there were certain potential disputes between Mr. Delaune and the Company relating to, among other things, the termination of his employment and the Productions Graphics acquisition agreement. In connection with such disputes, the Company initiated a review of Mr. Delaune’s conduct in connection with certain transactions impacting the earn-out payments made to the Seller (collectively, the “Delaune Transactions”). As a result of the review, the Company concluded it was the victim of a fraud perpetrated by Mr. Delaune. Specifically, the Company concluded that Delaune artificially inflated the financial results of Productions Graphics in order to induce the Company to make earn-out payments of €1.2 and €5.9 million for the 2011 and 2012 earn-out measurement periods, respectively. Mr. Delaune inflated the results by directing the issuance of fraudulent invoices to purported third-party customers and then, indirectly or directly, funded or reimbursed the third parties’ payments in respect of such invoices. The Company estimates that it recognized revenue of €7.5 million in 2011 and 2012, collectively, in connection with the Delaune Transactions, of which €5.9 million was subsequently received by the Company. The Company is accounting for these aggregate payments of €5.9 million as a partial refund of the €7.1 million in earn-out consideration unduly paid to the Seller. The Company intends to seek to redress the harm caused by Mr. Delaune’s conduct through appropriate legal proceedings.

As a result of Mr. Delaune’s conduct, the Company estimates, based on preliminary calculations and analyses, that it will make accounting corrections to restate its historical financial statements as further described herein. The estimated aggregate net impact of these changes across all affected periods is a net decrease in pre-tax net income of $1.6 million. The net impact includes a decrease in pre-tax net income of $0.4 million for the year ended December 31, 2011, an increase in pre-tax net income of $17.7 million for the year ended December 31, 2012, and a decrease in pre-tax net income of $18.9 million for the nine months ended September 30, 2013. The accounting corrections are summarized as follows:

•	reverse the revenue recognized in connection with the Delaune Transactions in the years ended December 31, 2011 and 2012 and for all quarters in such periods and eliminate all accounts receivable associated with such revenue;
•	credit SG&A expense for the amounts paid to the Company in connection with the Delaune Transactions in the years ended December 31, 2011 and 2012 as well as for the applicable quarters in such periods and in 2013;
•	because the reversal of the revenue recognized in connection with the Delaune Transactions means the applicable earn-out targets were not achieved:

-	reverse the contingent earn-out recorded in the years ended December 31, 2011 and 2012 by crediting SG&A expense in the fourth quarters of 2011 and 2012; and
-	debit SG&A expense in the amounts of the earn-out payments made to the Seller in the first quarters of 2012 and 2013;
•	reverse $17.2 million of contingent consideration liability release recorded in the third quarter of 2013 and recognize such amount in the fourth quarter of 2012 based on a revised estimated fair value assessment of the contingent liability.

Based on the foregoing, on February 17, 2014, the Audit Committee of the Board of Directors of the Company (“Audit Committee”), upon recommendation from the Company’s management, concluded that the previously issued financial statements for the periods beginning with the fourth quarter of 2011 and the year ended December 31, 2011 through the third quarter of 2013 should no longer be relied upon. Because the Company’s financial statements for the year ended December 31, 2013 will soon be available, the Company has determined that the most clear presentation would be to include the restated financial statements in its annual report on Form 10-K for the year ended December 31, 2013, which the Company expects to timely file on or prior to March 17, 2014. The Company’s preliminary estimates of anticipated adjustments to the financial statements for the fourth quarters of 2011 and 2012 and the years ended December 31, 2011 and 2012 are shown in the tables below; as noted above, the Company’s upcoming Form 10-K filing will contain restated financial statements for all affected periods. Management’s review of these matters is ongoing and its estimates indicated above and in the table below are subject to further analysis, review and verification, including finalization of estimated fair value assessments that may significantly impact the estimated adjustments. There may also be additional adjustments based on the tax effects of the estimated adjustments or other appropriate adjustments identified during the preparation of the restated financial statements.

Consolidated Statements of Income

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	Adjustment	Adj. 2011	2011	Adjustment	Adj .2011
Revenue	$175,234,543	$(1,608,184)	$173,626,359	$633,846,120	$(1,608,184)	$632,237,936
Cost of goods sold	132,634,714	282,730	132,917,444	484,483,592	282,730	484,766,322
Gross profit	42,599,829	(1,890,914)	40,708,915	149,362,528	(1,890,914)	147,471,614
Operating expenses:
Selling, general and administrative expenses	32,513,840	46,260	32,560,100	115,771,805	46,260	115,818,065
Depreciation and amortization	2,781,934	-	2,781,934	10,171,758	-	10,171,758
Change in fair value of contingent consideration	(255,223)	(1,554,000)	(1,809,223)	(147,529)	(1,554,000)	(1,701,529)
Preference claim settlement charge	-	-	-	950,000	-	950,000
Income from operations	7,559,278	(383,174)	7,176,104	22,616,494	(383,174)	22,233,320
Total other income	582,779	-	582,779	1,879,122	-	1,879,122
Income before taxes	8,142,057	(383,174)	7,758,883	24,495,616	(383,174)	24,112,442
Income tax expense	2,377,452	(542,639)	1,834,813	8,102,609	(542,639)	7,559,970
Net income	$5,764,605	$159,465	$5,924,070	$16,393,007	$159,465	$16,552,472

Basic earnings per share	$0.12	$0.00	$0.13	$0.35	$0.00	$0.36
Diluted earnings per share	$0.12	$0.00	$0.12	$0.34	$0.00	$0.34

Weighted average shares outstanding, basic	46,658,537	-	46,658,537	46,428,443	-	46,428,443
Weighted average shares outstanding, diluted	49,188,391	(37,313)	49,151,078	48,826,958	(9,328)	48,817,630

Consolidated Balance Sheets

	December 31,
	2011	Adjustment	Adj. 2011

Cash and cash equivalents	$13,219,385	$-	$13,219,385
Short-term investments	1,129,757	-	1,129,757
Accounts receivable, net of allowance for doubtful accounts	124,946,621	316,712	125,263,333
Unbilled revenue	28,318,751	319,845	28,638,596
Inventories	14,201,606	(471,482)	13,730,124
Prepaid expenses	11,066,451	(80,000)	10,986,451
Other current assets	15,605,267	-	15,605,267
Total long-term assets	249,165,348	(4,364,170)	244,801,178
Total assets	$457,653,186	$(4,279,095)	$453,374,091

Accounts payable-trade	$102,290,443	$1,853,248	$104,143,691
Other current liabilities	46,091,094	(2,018,638)	44,072,456
Revolving credit facility	60,000,000	-	60,000,000
Other long-term liabilities	67,769,862	(4,273,170)	63,496,692
Total stockholders' equity	181,501,787	159,465	181,661,252
Total liabilities and stockholders' equity	$457,653,186	$(4,279,095)	$453,374,091

Cash Flow Data

	Twelve Months Ended December 31,
	2011	Adjustment	Adj. 2011
Net cash provided by operating activities	$27,830,536	$-	$27,830,536
Net cash used in investing activities	(33,575,352)	2,314,362	(31,260,990)
Net cash provided by financing activities	14,067,712	(2,314,362)	11,753,350
Effect of exchange rate changes on cash and cash equivalents	(362,783)	-	(362,783)
Increase in cash and cash equivalents	7,960,113	-	7,960,113
Cash and cash equivalents, beginning of period	5,259,272	-	5,259,272
Cash and cash equivalents, end of period	$13,219,385	-	$13,219,385

Consolidated Statements of Income

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	Adjustment	Adj. 2012	2012	Adjustment	Adj .2012
Revenue	$207,986,321	$(6,134,238)	$201,852,083	$797,698,870	$(8,132,998)	$789,565,872
Cost of goods sold	158,683,629	-	158,683,629	612,275,393	(282,730)	611,992,663
Gross profit	49,302,692	(6,134,238)	43,168,454	185,423,477	(7,850,268)	177,573,209
Operating expenses:
Selling, general and administrative expenses	39,842,949	-	39,842,949	146,357,262	(581,305)	145,775,957
Depreciation and amortization	2,713,120	-	2,713,120	10,790,452	-	10,790,452
Change in fair value of contingent consideration	(3,522,454)	(24,963,796)	(28,486,250)	(2,724,978)	(24,963,796)	(27,688,774)
Preference claim settlement charge	1,099,386	-	1,099,386	1,099,386	-	1,099,386
VAT settlement charge	1,485,088	-	1,485,088	1,485,088	-	1,485,088
Income from operations	7,684,603	18,829,558	26,514,161	28,416,267	17,694,833	46,111,100
Total other income (expense)	(159,936)	-	(159,936)	(1,081,138)	-	(1,081,138)
Income before taxes	7,524,667	18,829,558	26,354,225	27,335,129	17,694,833	45,029,962
Income tax expense	1,551,211	(1,533,559)	17,652	8,223,241	(1,824,931)	6,398,310
Net income	$5,973,456	$20,363,117	$26,336,573	$19,111,888	$19,519,764	$38,631,652

Basic earnings per share	$0.12	$0.41	$0.53	$0.39	$0.40	$0.79
Diluted earnings per share	$0.12	$0.39	$0.51	$0.37	$0.38	$0.75

Weighted average shares outstanding, basic	50,012,513	-	50,012,513	48,811,218	-	48,811,218
Weighted average shares outstanding, diluted	51,781,752	(169,743)	51,612,009	51,409,819	(169,743)	51,240,076

Consolidated Balance Sheets

	December 31,
	2012	Adjustment	Adj. 2012

Cash and cash equivalents	$17,218,899	$-	$17,218,899
Accounts receivable, net of allowance for doubtful accounts	149,246,568	(7,187,095)	142,059,473
Unbilled revenue	30,798,230	-	30,798,230
Inventories	17,406,863	955,419	18,362,282
Prepaid expenses	16,210,053	(263,040)	15,947,013
Other current assets	22,565,321	35,624	22,600,945
Total long-term assets	268,797,648	(91,000)	268,706,648
Total assets	$522,243,582	$(6,550,092)	$515,693,490

Accounts payable-trade	$121,132,051	$955,419	$122,087,470
Other current liabilities	44,262,065	(11,427,269)	32,834,796
Revolving credit facility	65,000,000	-	65,000,000
Other long-term liabilities	68,870,021	(15,757,471)	53,112,550
Total stockholders' equity	222,979,445	19,679,229	242,658,674
Total liabilities and stockholders' equity	$522,243,582	$(6,550,092)	$515,693,490

Cash Flow Data

	Twelve Months Ended December 31,
	2012	Adjustment	Adj. 2012
Net cash provided by operating activities	10,536,440	(1,124,705)	9,411,735
Net cash used in investing activities	(14,706,533)	-	(14,706,533)
Net cash provided by financing activities	8,458,783	1,124,705	9,583,488
Effect of exchange rate changes on cash and cash equivalents	(289,176)	-	(289,176)
Increase in cash and cash equivalents	3,999,514	-	3,999,514
Cash and cash equivalents, beginning of period	13,219,385	-	13,219,385
Cash and cash equivalents, end of period	$17,218,899	-	$17,218,899

In connection with this matter, the Company has re-evaluated its conclusions regarding the effectiveness of its internal controls over financial reporting for the affected periods and determined that a material weakness existed as of December 31, 2011 and continued to exist in all of the subsequent affected periods relating to controls designed to prevent or detect a scheme of the type orchestrated by Mr. Delaune. The Company has previously concluded in its annual reports on Form 10-K for 2011 and 2012 and in its quarterly reports on Form 10-Q for all quarters in 2012 and 2013 that its controls were effective. As a result of the material weakness, the Company has now concluded that such controls were ineffective. Accordingly, the Company will restate its disclosures for the affected periods to include the identification of a material weakness related to its restatement. The Company is actively engaged in remediating the material weakness.

The Company and the Audit Committee have discussed the matters reported in this report with the Company’s independent registered public accounting firm, Ernst & Young L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: February 18, 2014	By:	/s/	Joseph M. Busky
	Name:		Joseph M. Busky
	Title:		Chief Financial Officer